Exhibit 99.1















                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                           Page
                                    CONTENTS                              ------


         Report of Independent Registered Public Accounting Firm...............3

         Financial Statements:

         Balance Sheets........................................................4

         Statements of Operations..............................................5

         Statement of Stockholders' Deficit....................................6

         Statements of Cash Flows..............................................7

         Notes to Financial Statements...................................8 to 16

         Management's Discussion and Analysis or Plan of Operation......17 to 23

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors
Yunnan Jiaoxiong Pharmaceutical Co. Ltd.


We have audited the accompanying balance sheet of YYunnan Jiaoxiong Pharmaceutical Co. Ltd Ltd. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yunnan Jiaoxiong Pharmaceutical Co. Ltd. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.




                                              /s/ Sherb & Co., LLP
                                              Certified Public Accountants


Boca Raton, Florida
December 1, 2006

                  YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004


                                            ASSETS

                                                                                                       2005             2004
                                                                                                -------------------- ---------------
CURRENT ASSETS:
    Cash                                                                                               $   126,195     $     6,744
    Accounts receivable,
         net of allowance for doubtful accounts of $985,480 and $970,001 respectively                            -               -
    Other receivable                                                                                         5,337           3,393
    Inventories                                                                                             69,344          71,515
    Prepaid expenses and other                                                                              79,542          49,358
                                                                                                -------------------- --------------

        Total Current Assets                                                                               280,418         131,010

PROPERTY AND EQUIPMENT - Net                                                                             2,318,372         493,758
LAND USE RIGHTS - Net                                                                                      567,621         602,415
                                                                                                -------------------- --------------

        Total Assets                                                                                   $ 3,166,411     $ 1,227,183
                                                                                                ==================== ==============

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                                                   $   847,989     $ 2,803,504
    Accrued expenses                                                                                       343,909         830,240
    Advance from customers                                                                                  67,700          21,707
    Other Payable                                                                                            4,911               -
    Due to related party                                                                                 2,279,420         624,490
                                                                                                -------------------- --------------

        Total Current Liabilities                                                                        3,543,929       4,279,941

STOCKHOLDERS'  DEFICIT:
    Common stock ($.121 par value; 80,000,000 shares authorized;
        54,307,725 and 30,000,000 shares issued and outstanding, respectively)                           6,558,904       3,623,188
    Additional paid-in capital                                                                                 105             105
    Accumulated deficit                                                                                 (6,929,454)     (6,676,051)
    Other comprehensive loss - foreign currency                                                             (7,073)              -
                                                                                                -------------------- --------------

        Total Stockholders' Deficit:                                                                      (377,518)     (3,052,758)
                                                                                                -------------------- -------------

        Total Liabilities and Stockholders' Deficit                                                    $ 3,166,411     $ 1,227,183
                                                                                                ==================== =============


         The accompanying notes are an integral part of the statements.

                     YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                            STATEMENTS OF OPERATIONS
                           DECEMBER 31, 2005 AND 2004


                                                                              For the Year Ended       For the Year Ended
                                                                                 December 31,             December 31,
                                                                             ----------------------   ----------------------
                                                                                     2005                     2004
                                                                             ----------------------   ----------------------

NET REVENUES                                                                       $         1,947             $    246,569

COST OF SALES                                                                                  688                  140,421
                                                                             ----------------------   ----------------------

GROSS PROFIT                                                                                 1,259                  106,148
                                                                              ---------------------   ----------------------

OPERATING EXPENSES:
     Selling expenses                                                                       13,742                   30,770
     General and administrative                                                            183,939                3,246,263
     Write-down of Inventory and Other Assets                                               56,981                2,250,646
                                                                             ----------------------   ----------------------

        Total Operating Expenses                                                           254,662                5,527,679
                                                                             ----------------------   ----------------------

LOSS FROM OPERATIONS                                                                     (253,403)               (5,421,531)
                                                                             ----------------------   ----------------------

LOSS BEFORE INCOME TAXES                                                                 (253,403)               (5,421,531)

INCOME TAXES                                                                                     -                        -
                                                                             ----------------------   ----------------------

NET LOSS                                                                                  (253,403)              (5,421,531)
                                                                             ----------------------   ----------------------

OTHER COMPREHENSIVE LOSS:
   Unrealized foreign currency translation                                                 (7,073)                     -
                                                                             ----------------------   ----------------------
COMPREHENSIVE LOSS                                                                  $     (260,476)            $ (5,421,531)
                                                                             ======================   ======================

         The accompanying notes are an integral part of the statements.

                     YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                   FOR YEARS ENDED DECEMBER 31, 2005 AND 2004




                                  Common Stock                                                         Other               Total
                                    Number of                   Additional          Accumulated      Comprehensive     Stockholders'
                                     Shares       Amount       Paid-in Capital         Deficit           Loss              Deficit
                              ---------------   ------------ --------------------   -------------   ----------------  -----------

Balance, December 31, 2003         30,000,000   $ 3,623,188       $   105         $ (1,254,520)      $       -       $ 2,368,773

Net loss for the year                                                               (5,421,531)                       (5,421,531)
                              ---------------  ------------ --------------------   -------------   ----------------  -------------


Balance, December 31, 2004        30,000,000      3,623,188           105           (6,676,051)              -        (3,052,758)

Sale of common stock              24,307,725      2,935,716                                                            2,935,716

Comprehensive loss:
     Net loss for the year                                                           (253,403)                          (253,403)

     Foreign currency translation
adjustment                                 -                                                -           (7,073)           (7,073)
                              ---------------  ------------ --------------------   -------------   ----------------  -------------


Balance, December 31, 2005        54,307,725    $ 6,558,904       $  105          $ (6,929,454)       $  (7,073)     $   (377,518)
                                 ============== =========== ==================== ===============  ================= ===============


      The accompanying notes are an integral part of the statements.

                     YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                            STATEMENTS OF CASH FLOWS


                                                                       For the Years Ended
                                                                           December 31,
                                                                  -------------------------------
                                                                       2005            2004
                                                                  ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                          $ (253,403)   $ (5,421,531)
    Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
      Depreciation                                                        50,599          42,650
      Allowance for doubtful accounts                                     15,479         970,001
      Intangible Assets                                                        -        (479,408)
      Land Use Rights                                                     34,794           3,044

    Changes in assets and liabilities:
      Accounts receivable                                                (15,479)      1,646,671
      Other receivable                                                    (1,944)        294,710
      Inventories                                                          2,171       1,877,304
      Prepaid and other current assets                                   (30,183)        235,655
      Accounts payable                                                (1,955,516)        224,465
      Accrued expenses                                                  (486,331)        541,530
      Other payable                                                        4,911          (9,922)
      Advance from customers                                              45,993          21,707
                                                                  ---------------  --------------

NET CASH USED IN OPERATING ACTIVITIES                                 (2,588,909)        (53,124)
                                                                  ---------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Due to related parties                                             1,654,930          52,368
    Capital expenditures                                              (1,875,213)          7,500
                                                                  ---------------  --------------

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES               (220,283)         59,868
                                                                  ---------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                 2,935,716               -
                                                                  ---------------  --------------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                        2,935,716               -
                                                                  ---------------  --------------

EFFECT OF EXCHANGE RATE ON CASH                                           (7,073)              -
                                                                  ---------------  --------------

NET INCREASE IN CASH                                                     119,451           6,744

CASH  - beginning of year                                                  6,744               -
                                                                  ---------------  --------------

CASH - end of year                                                     $ 126,195         $ 6,744
                                                                  ===============  ==============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid  for:
        Interest                                                       $       -         $     -
                                                                  ===============  ==============
        Income Taxes                                                   $       -         $   612
                                                                  ===============  ==============


         The accompanying notes are an integral part of the statements.
                                       -7-

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Yunnan Jiaoxiong Pharmaceutical Co., Ltd., a Chinese limited liability company, is referred to in this report as the "Company", "Yunnan Pharmaceutical", "we", "us" or "our".

Yunnan Jiaoxiong Pharmaceutical Co., Ltd. ("Yunnan Pharmaceutical"), a Chinese limited liability company, was established on January 11, 1995. Yunnan Pharmaceutical is engaged in the production, distribution and development of health care and beauty products within China. Yunnan Pharmaceutical manufactures health care and beauty products based on herbal eastern medicine applications. All of its business operations are conducted within the Peoples Republic of China ("PRC").

In December, 2004 Yunnan Pharmaceutical was awarded a Good Manufacturing Practice ("GMP") certification by the Yunnan Provincial Food & Drug Administration for a newly constructed manufacturing facility located in the Dali Industry Development Zone, of the Yunnan Province. On January 10, 2005, the health-care food products division of Yunnan Pharmaceutical was awarded the GMP certification by the Food & Drug Administration of Yunnan Province.

On November 10, 2006 China Southern and Yunnan Pharmaceutical created a new entity, Yunnan Hero Pharmaceutical Co., Ltd. On November 18, 2006 the Company entered into a joint venture agreement with China Southern Bio-Pharma, Inc. China Southern Bio-Pharma, Inc. is a Florida corporation incorporated on February 10, 2006 ("China Southern"). Yunnan Hero Pharmaceutical Co., Ltd. was created as a new Sino American joint venture by China Southern and Yunnan Pharmaceutical.

Under the terms of the joint venture agreement Yunnan Pharmaceutical will contribute facilities, equipment and assets, totaling $3.68 mm. Following the transaction, China Southern will hold a 51% majority ownership interest in Hero Pharmaceutical and Yunnan Pharmaceutical will hold a 49% ownership interest in Hero Pharmaceutical. Yunnan Pharmaceutical has contributed substantially all of its assets to Hero Pharmaceutical and intends to focus 100% of its resources to the new entity Hero Pharmaceutical.

Yunnan Hero Pharmaceutical Co., Ltd. a Chinese limited liability company, is referred to in this report as ("Hero Pharmaceutical"). Hero Pharmaceutical is a development stage company which plans to manufacture and distribute a line of all natural health care products. Hero Pharmaceutical will engage in the manufacture and distribution of all natural health products based on various forms of herbal based eastern medicinal applications which have been employed to treat a wide variety of ailments in China for centuries. Hero Pharmaceutical will distribute these products in Southwest and Eastern China, including Yunnan Province, Guizhou Province, Sichuan Province, Chongxin City, Shandong Province and Zhejiang Province.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

The Company (Continued)

Hero Pharmaceutical was established as a Sino-American joint venture by China Southern Bio-Pharma, Inc. and Yunnan Pharmaceutical Co., Ltd. Hero Pharmaceutical has been structured as a Sino- American joint venture company. This structure could potentially afford Hero Pharmaceutical certain tax credits available to similarly structured entities in China. The tax benefits include the waiver of corporate income tax for the first two years of operation, and a reduced rate of 16% (approximately half the usual corporate tax) for the next 3 years of operation.

Initially Hero Pharmaceutical will introduce three product lines based on the following eastern medicines; Sheng Hua Hong Hei, Gu Feng Ning, and Mei Yue Fu. Hero Pharmaceutical will manufacture and distribute products developed by Yunnan Pharmaceutical. Hero Pharmaceutical intends to distribute its products mainly through pharmacies and beauty salons. Hero Pharmaceutical will utilize various sales channels, such as distributors, direct sellers and franchisees.

In an effort to satisfy the new regulations, the Company diverted significantly all of its resources to construct a new facility in accordance with the new GMP standards. The Company completed construction of a new GMP facility in October, 2004. Prior to completion of the new facility and official GMP Certification was granted, business operations were halted from October 2004 through January, 2005.

Furthermore due to the disruption of business operations and activities, the Company had limited cash reserves at February, 2005. As a result the company had difficulty in resuming its operation after passing GMP standards.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Cash and Cash Equivalents

Yunnan Jiaoxiong classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

Inventory

Inventory, consisting of raw materials, packaging materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the weighted average method.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of December 31, 2005 and 2004, the Company recorded allowance for doubtful accounts of $985,480 and $970,001 respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated economic life of the assets, which are from five to twenty five years. Expenditures for major renewals and betterments that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards
(SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.
                                      -10-

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company: The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of the Company are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the Chinese dollar ("RMB") and the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2005 and 2004 were $7,073 and $0 respectively.

On July 21, 2005, the central government of China allowed the Chinese dollar or RMB to fluctuate, ending its decade-old valuation peg to the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in stockholders' equity and distributions to stockholders. For the Company, comprehensive income for the year ended December 31, 2005 and 2004 included net income and foreign currency translation adjustments.

NOTE 2-INVENTORIES

At December 31, 2005 and 2004, inventories consisted of the following:

                                               2005                     2004

Raw materials                               $  6,401                 $ 10,246
Packaging materials                           30,017                   29,128
Finished goods                                32,926                   32,141
                             ------------------------ ------------------------
                                            $ 69,344                $  71,515
                             ======================== ========================

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 3-PROPERTY AND EQUIPMENT

At December 31, 2005 and 2004, property and equipment consisted of the following:

                                                                             2005                  2004
                                               Estimated Life
Building                                             25 years             $2,276,795              $400,121
Manufacturing Equipment                              10 years                339,913               341,879
Office Equipment                                      5 years                 20,249                19,744
Less: Accumulated Depreciation                                             (318,585)             (267,986)
                                                                    -----------------      ----------------
                                                                          $2,318,372              $493,758
                                                                    =================      ================

For the years ended December 31, 2005 and 2004, depreciation expense amounted to $50,599 and $42,650, respectively.

NOTE 4-LAND USE RIGHTS

The Company, through agreements with the Chinese government, has rights to use certain lands until May 2045 and December 2054. The Company amortizes these land use rights over the contract period beginning May 1995 and December 2004.

At December 31, 2005 and 2004, land use rights consisted of the following:


                                                 Estimated Life                 2005               2004
Land located on Kunming                            50 years                    $156,068           $152,174
Land located on Dali (GMP facility)                50 years                     491,677            479,408
Less: Accumulated Amortization                                                  (80,124)           (29,167)
                                                                           -------------      -------------
                                                                               $567,621           $602,415
                                                                           =============      =============


For the year ended December 31, 2005 and 2004, amortization expense amounted to $34,794 and $3,044, respectively.

NOTE 5-ADVANCES FROM CUSTOMERS

Advances from customers consist of prepayments to the Company for merchandise that had not yet been shipped to the customer. The Company will recognize the deposits as revenue as customers take delivery of the goods in compliance with its revenue recognition policy. At December 31, 2005 and 2004, advances from customers amounted to $67,700 and $21,707, respectively.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004

NOTE 6-RELATED PARTY TRANSACTIONS

Due to related parties

The financial statements include balances and transactions with related parties. From time to time, the Company receives advances from or advances funds to related parties for working capital purposes. These advances are non interest bearing, unsecured, and payable on demand. The Company held a total net amount due to related parties of $2,279,420 and $624,490 for the years ended December 31, 2005 and 2004 respectively. Of this amount approximately $2,075,951 and $580,000 for the years ended December 31, 2005 and 2004 respectively were due to Mr. Yongkang Zhou, our CEO and Chairman.

NOTE 7 - STOCKHOLDERS' DEFICIT

In the fourth quarter of 2005, under an Agreement and Plan of Reorganization,the Company increased its authorized common shares from 30,000,000 to 80,000,000 shares. 24,307,725 shares of common stock were sold at par value of $0.121. Proceeds of $2.94 million cash payment were received from stockholders by September 21, 2005. The purpose of the Plan is to encourage stock ownership by the Company's officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of its business and an added incentive to continue to advance and contribute to the Company. The number of shares authorized may be amended (subject to adjustment in the event of certain changes in our capitalization) without further action by the Board of Directors and stockholders, as required.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                          Notes to Financial Statements
                           December 31, 2005 and 2004



NOTE 8-INCOME TAX

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company's operations in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax).





                                                     2005              2004
                                                 ------------ -----------------

Statutory federal income tax (benefit)              (34.00%)            (34.00%)
Foreign income tax rate difference
       from domestic rate                             1.00%               1.00%
Benefit not recognized on operating loss             33.00%              33.00%
                                                 ------------   ----------------

Effective Tax Rate                                   0.00%                0.00%
                                                 ============   ================


NOTE 9-SUBSEQUENT EVENTS

On November 18, 2006 the Company entered into a joint venture agreement with China Southern Bio-Pharma, Inc. China Southern Bio-Pharma, Inc. is a Florida corporation incorporated on February 10, 2006 ("China Southern"). On November 10, 2006 Yunnan Hero Pharmaceutical Co., Ltd. was created as a new Sino American joint venture between China Southern and Yunnan Pharmaceutical.

Under the terms of the joint venture agreement the total investment for the formation of Hero Pharmaceutical is $7.5 mm. Yunnan Pharmaceutical will contribute facilities, equipment and assets, totaling $3.68 mm. Following the transaction, China Southern will hold a 51% majority ownership interest in Hero Pharmaceutical and Yunnan Pharmaceutical will hold a 49% ownership interest.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.

                          Notes to Financial Statements
                           December 31, 2005 and 2004


NOTE 10-OPERATING RISK

(a) Country risk

Currently, the Company's revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China
(PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These U.S. companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation.
 If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

ITEM 2.MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2005 and December 31, 2004, should be read in conjunction with the consolidated financial statements, including footnotes, appearing elsewhere in this report on Form 8k for the years ending December 31, 2005 and December 31, 2004.

Overview

         On February 13, 2007 we acquired 100% of the issued and outstanding stock of China Southern Bio-Pharma, Inc. in exchange for 5,000,000 shares of our common stock which, at closing, represented approximately 77% of our issued and outstanding shares of our common stock. Prior to the transaction we were a shell company. As a result of the reverse merger transaction, China Southern Bio-Pharma, Inc. became a wholly owned subsidiary of our company. For financial accounting purposes, the transaction in which we acquired China Southern Bio-Pharma, Inc. was treated as a recapitalization of our company with the former stockholders of our company retaining approximately 23% of the outstanding stock of our company. As such, our financial statements have been prepared as if China Southern Bio-Pharma, Inc. was the acquiror. As a result of the transaction, the business of China Southern Bio-Pharma, Inc. became the business of our company.

         China Southern Bio-Pharma, Inc. is a Florida corporation incorporated on February 10, 2006 ("China Southern"). On November 10, 2006 China Southern and Yunnan Jiaoxiong Pharmaceutical Co. Ltd. created a new entity, Yunnan Hero Pharmaceutical Co., Ltd. Yunnan Jiaoxiong Pharmaceutical Co., Ltd. ("Yunnan Pharmaceutical"), a Chinese limited liability company, was established on January 11, 1995. Yunnan Pharmaceutical is engaged in the production, distribution and development of health care and beauty products within China. Yunnan Pharmaceutical manufactures health care and beauty products based on herbal eastern medicine applications. All of its business operations are conducted within the Peoples Republic of China ("PRC").

         In December, 2004 Yunnan Pharmaceutical was awarded a Good Manufacturing Practice ("GMP") certification by the Yunnan Provincial Food & Drug Administration for a newly constructed manufacturing facility located in the Dali Industry Development Zone, of the Yunnan Province. On January 10, 2005, the health-care food products division of Yunnan Pharmaceutical was awarded the GMP certification by the Food & Drug Administration of Yunnan Province.

         On November 18, 2006 Yunnan Pharmaceutical entered into a joint venture agreement with China Southern Bio-Pharma, Inc. Yunnan Hero Pharmaceutical Co., Ltd. was created as a new Sino American joint venture by China Southern and Yunnan Pharmaceutical.

         Under the terms of the joint venture agreement Yunnan Pharmaceutical will contribute facilities, equipment and assets, totaling $3.68 million. Following the transaction, China Southern will hold a 51% majority ownership interest in Hero Pharmaceutical and Yunnan Pharmaceutical will hold a 49% ownership interest in Hero Pharmaceutical. Yunnan Pharmaceutical has contributed substantially all of its assets to Hero Pharmaceutical and intends to focus 100% of its resources to the new entity Hero Pharmaceutical.

         Yunnan Hero Pharmaceutical Co., Ltd. a Chinese limited liability company, is referred to in this report as ("Hero Pharmaceutical"). Hero Pharmaceutical plans to manufacture and distribute a line of all natural health care products. Hero Pharmaceutical will engage in the manufacture and distribution of all natural health products based on various forms of herbal based eastern medicinal applications which have been employed to treat a wide variety of ailments in China for centuries. Hero Pharmaceutical will distribute these products in Southwest and Eastern China, including Yunnan Province, Guizhou Province, Sichuan Province, Chongxin City, Shandong Province and Zhejiang Province.

         Hero Pharmaceutical was established as a Sino-American joint venture by China Southern Bio-Pharma, Inc. and Yunnan Pharmaceutical Co., Ltd. Hero Pharmaceutical has been structured as a Sino- American joint venture company. This structure could potentially afford Hero Pharmaceutical certain tax credits available to similarly structured entities in China. The tax benefits include the waiver of corporate income tax for the first two years of operation, and a reduced rate of 16% (approximately half the usual corporate tax) for the next 3 years of operation.

         Initially Hero Pharmaceutical will introduce three product lines based on the following eastern medicines; Sheng Hua Hong Hei, Gu Feng Ning, and Mei Yue Fu. Hero Pharmaceutical will manufacture and distribute products developed by Yunnan Pharmaceutical. Hero Pharmaceutical intends to distribute its products mainly through pharmacies and beauty salons. Hero Pharmaceutical will utilize various sales channels, such as distributors, direct sellers and franchisees.

         Sheng Hua Hong Hei is an herbal based medicinal application developed approximately 600 years ago during the Ming Dynasty in the Central Yunnan. Variations of Sheng Hua Hong Hei have been applied as a treatment for various ailments of the digestive system, the respiratory system and the urinary tract. Yunnan Pharmaceutical has developed an application in powder form.

         Gu Feng Ning is an herbal based medicinal application developed in the late 1600's by Yang Chengchu during the Qing dynasty. Variations of Gu Feng Ning have been employed as a treatment for rheumatism, rheumatoid arthritis and sciatica. Yunnan Pharmaceutical has developed an application in capsule form.

         Mei Yue Fu is an herbal based medical application which was developed during the Qing Dynasty approximately 300 years ago. The Company has developed a line of products utilizing Mei Yue Fu as the principle foundation. Currently the Company offers three variations of the Mei Yue Fu principle; Mei Yue Fu freckle removing cream, Mei Yue Fu granule, and Mei Yue Fu aloe capsule. The Mei Yue Fu line of products is geared to the young to middle aged female consumer group.

         The manufacturing facility is located in the Dali Industry Development Zone of the Yunnan Province. The facility consists of 155,870 sq. ft. of space including offices, manufacturing facilities, packaging rooms and warehouses. The Company operates satellite offices in the Jiangsu Province and the Sichuan Province.

         The Chinese central government issued new rules related to the Pharmaceutical industry. The State Drug Administration (SDA) was established in 1998 to supervise the pharmaceutical industry in China. SDA stipulated that all pharmaceutical manufacturers must meet GMP standards and obtain GMP certification before June 30, 2004. This deadline was extended to December 31, 2005.

         In an effort to satisfy the new regulations, the Company diverted significantly all resources to construct a new facility in accordance with the new GMP standards. The Company completed construction of a new GMP facility in October, 2004. Prior to completion of the new facility and official GMP Certification was granted, business operations were halted from October 2004 through January, 2005.

         At present there are in excess of 6,400 enterprises operating in the healthcare food and beauty product industry within China. The annual production capacity is approximately $6 billion. The industry is fragmented with the largest companies controlling only a marginal share of the market, and smaller companies account for approximately 30% of the industry participants. The global market capacity in the healthcare product industry is approximately $200 billion. As of December 31, 2005 the production capacity in China has exceeded approximately $ 6 billion.

         Although the State Food and Drug Administration (SFDA) authorized provincial drug administrations to accelerate GMP examination in 2002, only approximately 3,800 of the previous 6,400 pharmaceutical manufacturers met GMP regulations as of July 1, 2005.

         China completed Good Manufacturing Practice (GMP) certification on all the drug manufacturers present in China in July 2004. Manufacturers had been required to modify their facilities according to the GMP standards before passing inspections. At the end of 2005, more than 5,000 Chinese drug manufacturers had obtained their Chinese GMP certificates.

         Because all of our operations are located in the PRC, we face certain risks associated with doing business in that country. These risks include risks associated with the ongoing transition from state business ownership to privatization, operating in a cash-based economy, various government policies, unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, challenges in staffing and managing operations in a communist country, differences in technology standards, employment laws and business practices, longer payment cycles and problems in collecting accounts receivable, changes in currency exchange rates and currency exchange controls. We are unable to control the vast majority of these risks associated both with our operations and the country in which they are located and these risks could result in significant declines in our revenues and adversely affect our ability to continue as a going concern in future periods.

Foreign Exchange Considerations

         Since revenues from our operations in the PRC accounted for 100% of our net revenues for fiscal 2005 and fiscal 2004, how we report net revenues from our PRC-based operations is of particular importance to understanding our financial statements. Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52,"Foreign Currency Translation," and are included in determining net income or loss. For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the prevailing exchange rate on the respective balance sheet date.

         Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining a comprehensive net loss or comprehensive net gain, whichever is applicable for the period.

         The functional currency of our Chinese subsidiaries is the local currency or the Chinese dollar called the Renminbi ("RMB"). The financial statements of our subsidiaries are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2005 and December 31, 2004 were $7,073 and $ 0 respectively. Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including the U.S. dollar. There was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. dollar has remained stable; appreciating slightly against the U.S. dollar. Countries, including the United States, have historically argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. On July 21, 2005, the PRC announced that the Renminbi would be pegged to a basket of currencies rather than just tied to a fixed exchange rate to the U.S. dollar. It also increased the value of its currency 2% higher against the U.S. dollar, effective immediately.

         If any devaluation of the Renminbi were to occur in the future, returns on our operations in China, which are expected to be in the form of Renminbi, will be negatively impacted upon conversion to U.S. dollars. Although we attempt to have most capital amounts denominated in U.S. dollars, if any fluctuation in the value of the Renminbi were to occur in the future, our product sales in China and in other countries may fluctuate accordingly.

Critical Accounting Policies

         The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements on Form 8K as filed with the Securities and Exchange Commission. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about the company's operating results and financial condition.

         We record property and equipment at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to twenty years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. We review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.

                              FINANCIAL STATEMENTS

                FOR NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

                                   (UNAUDITED)

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     INDEX TO UNAUDITED FINANCIAL STATEMENTS





                                    CONTENTS


         Unaudited Financial Statements:

         Balance Sheet........................................................26

         Statements of Operations.............................................27

         Statements of Cash Flows.............................................28

         Notes to Unaudited Financial Statements........................19 to 36

         Management Discussion and Analysis.............................37 to 43

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

                                            ASSETS

CURRENT ASSETS:
    Cash                                                                                                  $   25,529
    Accounts receivable, net of allowance for doubtful accounts of $1,013,855                                 43,470
    Other receivable                                                                                          18,558
    Inventories                                                                                               60,600
    Prepaid expenses and other                                                                               206,844
                                                                                               ----------------------

        Total Current Assets                                                                                 355,001

PROPERTY AND EQUIPMENT - Net                                                                               2,327,162
LAND USE RIGHTS - Net                                                                                        540,445
                                                                                               ----------------------

        Total Assets                                                                                     $ 3,222,608
                                                                                               ======================

                            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                                                     $   929,004
    Accrued expenses                                                                                         349,546
    Advance from customers                                                                                   167,089
    Due to related parties                                                                                 2,536,275
                                                                                               ----------------------


        Total Current Liabilities                                                                          3,981,914

STOCKHOLDERS' DEFICIT:
    Common stock ($.121 par value; 80,000,000 shares authorized;
        54,307,725 shares issued and outstanding)                                                          6,558,904
    Additional paid-in capital                                                                                   105
    Accumulated deficit                                                                                   (7,299,037)
    Other comprehensive loss - foreign currency                                                              (19,279)
                                                                                               ----------------------

        Total Stockholders' Deficit                                                                         (759,306)
                                                                                               ----------------------

        Total Liabilities and Stockholders' Deficit                                                      $ 3,222,608
                                                                                               ======================


                       See notes to the unaudited financial statements.

                     YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                             For the Nine Months       For the Nine Months
                                                                             Ended September 30,       Ended September 30,
                                                                                    2006                       2005
                                                                           ------------------------   -----------------------
NET REVENUES                                                                             $  50,613                 $       -

COST OF SALES                                                                              101,492                         -
                                                                           ------------------------   -----------------------

GROSS LOSS                                                                                 (50,879)                        -
                                                                           ------------------------   -----------------------

OPERATING EXPENSES:
     Selling expenses                                                                       78,604                     4,770
     General and administrative                                                            240,100                    96,662
     Write-down of Inventory and Other Assets                                                    -                    39,315
                                                                           ------------------------   -----------------------

        Total Operating Expenses                                                           318,704                   140,747
                                                                           ------------------------   -----------------------

LOSS FROM OPERATIONS                                                                      (369,583)                 (140,747)
                                                                          ------------------------   -----------------------


NET LOSS                                                                                  (369,583)                (140,747)
                                                                           ------------------------   -----------------------

OTHER COMPREHENSIVE LOSS:
   Unrealized foreign currency translation                                                (12,204)                  (66,228)
                                                                           ------------------------   -----------------------

COMPREHENSIVE LOSS                                                                     $ (381,787)               $ (206,975)
                                                                           ========================   =======================


                See notes to the unaudited financial statements.
                                       -27-

                   YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                           STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                                                                   For the Nine Months  For the Nine Months
                                                                                   Ended September 30,  Ended September 30,
                                                                                         2006                 2005
                                                                                  ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                             $ (369,583)          $ (140,747)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation                                                                          51,873               38,271
       Allowance for doubtful accounts                                                       28,375               18,190
       Land use right                                                                        27,176               24,867

    Changes in assets and liabilities:
       Accounts receivable                                                                  (71,845)             (43,373)
       Other receivable                                                                     (13,221)               1,646
       Inventories                                                                            8,744               (5,858)
       Prepaid and other current assets                                                    (127,302)             (60,448)
       Accounts payable                                                                      81,015              167,576
       Accrued expenses                                                                       5,637             (449,627)
       Income taxes payable                                                                       -                    -
       Other payable                                                                         (4,911)             (19,672)
       Advances from Customers                                                               99,389               30,100
                                                                                  ------------------   ------------------

NET CASH USED IN OPERATING ACTIVITIES                                                      (284,653)            (439,075)
                                                                                  ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Due to related parties                                                                  256,855              505,060
    Capital expenditures                                                                    (60,663)              (5,291)
                                                                                  ------------------   ------------------

NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES                                             196,192              499,769
                                                                                  ------------------   ------------------

EFFECT OF EXCHANGE RATE ON CASH                                                             (12,205)             (66,228)
                                                                                  ------------------   ------------------

NET DECREASE IN CASH                                                                       (100,666)              (5,533)

CASH  - beginning of year                                                                   126,195                6,744
                                                                                  ------------------   ------------------

CASH - end of period                                                                       $ 25,529              $ 1,211
                                                                                  ==================   ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid  for:
          Interest                                                                         $     -               $    -
                                                                                  ==================   ==================
          Income Taxes                                                                     $     -               $    -
                                                                                  ==================   ==================



                See notes to the unaudited financial statements.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Yunnan Jiaoxiong Pharmaceutical Co., Ltd., a Chinese limited liability company, is referred to in this report as the "Company", "Yunnan Pharmaceutical", "we", "us" or "our".

Yunnan Jiaoxiong Pharmaceutical Co., Ltd. ("Yunnan Pharmaceutical"), a Chinese limited liability company, was established on January 11, 1995. Yunnan Pharmaceutical is engaged in the production, distribution and development of health care and beauty products within China. Yunnan Pharmaceutical manufactures health care and beauty products based on herbal eastern medicine applications. All of its business operations are conducted within the Peoples Republic of China ("PRC").

In December, 2004 Yunnan Pharmaceutical was awarded a Good Manufacturing Practice ("GMP") certification by the Yunnan Provincial Food & Drug Administration for a newly constructed manufacturing facility located in the Dali Industry Development Zone, of the Yunnan Province. On January 10, 2005, the health-care food products division of Yunnan Pharmaceutical was awarded the GMP certification by the Food & Drug Administration of Yunnan Province.

On November 10, 2006 China Southern and Yunnan Pharmaceutical created a new entity, Yunnan Hero Pharmaceutical Co., Ltd. On November 18, 2006 the Company entered into a joint venture agreement with China Southern Bio-Pharma, Inc. China Southern Bio-Pharma, Inc. is a Florida corporation incorporated on February 10, 2006 ("China Southern"). Yunnan Hero Pharmaceutical Co., Ltd. was created as a new Sino American joint venture by China Southern and Yunnan Pharmaceutical.

Under the terms of the joint venture agreement Yunnan Pharmaceutical will contribute facilities, equipment and assets, totaling $3.68 mm. Following the transaction, China Southern will hold a 51% majority ownership interest in Hero Pharmaceutical and Yunnan Pharmaceutical will hold a 49% ownership interest in Hero Pharmaceutical. Yunnan Pharmaceutical has contributed substantially all of its assets to Hero Pharmaceutical and intends to focus 100% of its resources to the new entity Hero Pharmaceutical.

Yunnan Hero Pharmaceutical Co., Ltd. a Chinese limited liability company, is referred to in this report as ("Hero Pharmaceutical"). Hero Pharmaceutical is a development stage company which plans to manufacture and distribute a line of all natural health care products. Hero Pharmaceutical will engage in the manufacture and distribution of all natural health products based on various forms of herbal based eastern medicinal applications which have been employed to treat a wide variety of ailments in China for centuries. Hero Pharmaceutical will distribute these products in Southwest and Eastern China, including Yunnan Province, Guizhou Province, Sichuan Province, Chongxin City, Shandong Province and Zhejiang Province.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

The Company (Continued)

Hero Pharmaceutical was established as a Sino-American joint venture by China Southern Bio-Pharma, Inc. and Yunnan Pharmaceutical Co., Ltd. This structure could potentially afford Hero Pharmaceutical certain tax credits available to similarly structured entities in China. The tax benefits include the waiver of corporate income tax for the first two years of operation, and a reduced rate of 16% (approximately half the usual corporate tax) for the next 3 years of operation.

The Chinese central government issued new rules related to the Pharmaceutical industry. The State Drug Administration (SDA) was established in 1998 to supervise the pharmaceutical industry in China. SDA stipulated that all pharmaceutical manufacturers must meet GMP standards and obtain GMP certification before June 30, 2004. This deadline was extended to December 31, 2005.

In an effort to satisfy the new regulations, the Company diverted significantly all of its resources to construct a new facility in accordance with the new GMP standards. The Company completed construction of a new GMP facility in October, 2004. Prior to completion of the new facility and official GMP Certification was granted, business operations were halted from October 2004 through January, 2005.

Furthermore due to the disruption of business operations and activities, the Company had limited cash reserves at February, 2005. As a result the company had difficulty in resuming its operation after passing GMP standards.

Basis of Presentation

The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results for the full fiscal year ending December 31, 2006.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (Continued)

Cash and Cash Equivalents

Yunnan Pharmaceutical classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

Inventory

Inventory, consisting of raw materials and packaging materials related to the Company's products are stated at the lower of cost or market utilizing the weighted average method.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of September 30, 2006, the Company recorded allowance for doubtful accounts of $1,013,855.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated economic lives of the assets, which are from five to twenty five years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards
(SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.
                                       -31-

                   YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company: The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive gain or loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of the Company are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the Chinese dollar ("RMB") and the United States dollar. The cumulative translation adjustment and the effect of exchange rates on cash for the nine month period ending September 30, 2006 and 2005 represented an unrealized loss of $12,204 and $66,228 respectively.

On July 21, 2005, the central government of China allowed the Chinese dollar or RMB to fluctuate, ending its decade-old valuation peg to the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS
130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in stockholders' equity and distributions to stockholders. For the Company, comprehensive income for the nine month period ended September 30, 2006 included net income and foreign currency translation adjustments.

NOTE 2-INVENTORIES

At September 30, 2006, inventories consisted of the following:

                                          9/30/06

Raw materials                             $ 12,631
Packaging materials                         47,969
                                          ---------
                                            60,600
                                          =========

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 3-PROPERTY AND EQUIPMENT

At September 30, 2006, property and equipment consisted of the following:

                                                      Estimated Life
Building                                                 25 years              $2,330,333
Manufacturing Equipment                                  10 years                 346,637
Office Equipment                                          5 years                  20,650
Less: Accumulated Depreciation                                                  (370,458)
                                                                        ------------------
                                                                               $2,327,162
                                                                        ==================


For the nine months ended September 30, 2006 and 2005, depreciation expense amounted to $51,873 and $38,271, respectively.

NOTE 4-LAND USE RIGHTS

The Company, through agreements with the Chinese government, has rights to use certain lands until May 2045 and December 2054. The Company amortized those land use rights over the contract period beginning May 1995 and December 2004.

At September 30, 2006, land use rights consisted of the following:


                                                        Estimated Life
Land located on Kunming (old facility)                     50 years              $107,365
Land located on Dali (GMP facility)                        50 years               501,403
Less: Accumulated Amortization                                                   (68,323)
                                                                             -------------
                                                                                 $540,445
                                                                             =============

For the nine month period ended September 30, 2006 and 2005, amortization expense amounted to $27,176 and $24,867, respectively.

NOTE 5-ADVANCE FROM CUSTOMERS

Advances from customers consist of a prepayment to the Company for merchandise that had not yet been shipped to the customer. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy. At September 30, 2006, advances from customers amounted to $167,089.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 6-RELATED PARTY TRANSACTIONS

Due to Related Parties

The financial statements include balances and transactions with related parties. From time to time, the Company receives advances from or advances funds to related parties for working capital purposes. These advanced are non interest bearing, unsecured and payable on demand. The total net amount due to related parties was $2,536,275 as of September 30, 2006. Of these amounts approximately $2,253,372 were due to Mr. YongKang Zhou, our CEO and Chairman.


NOTE 7-SUBSEQUENT EVENTS

On November 18, 2006 the Company entered into a joint venture agreement with China Southern Bio-Pharma, Inc. China Southern Bio-Pharma, Inc. is a Florida corporation incorporated on February 10, 2006 ("China Southern"). On November 10, 2006 Yunnan Hero Pharmaceutical Co., Ltd. was created as a new Sino American joint venture between China Southern and Yunnan Pharmaceutical.

Under the terms of the joint venture agreement the total investment for the formation of Hero Pharmaceutical is $7.5 mm. Yunnan Pharmaceutical will contribute facilities, equipment and assets, totaling $3.68 mm. Following the transaction, China Southern will hold a 51% majority ownership interest in Hero Pharmaceutical and Yunnan Pharmaceutical will hold a 49% ownership interest.

NOTE 8-OPERATING RISK

(a) Country risk

Currently, the Company's revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China
(PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These U.S. companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

                    YUNNAN JIAOXIONG PHARMACEUTICAL CO. LTD.
                     Notes to Unaudited Financial Statements
                               September 30, 2006

NOTE 8-OPERATING RISK (Continued)

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation.
 If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

ITEM 2.MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following analysis of our consolidated financial condition and results of operations for the nine month period ended September 30, 2006 and September 30, 2005, should be read in conjunction with the consolidated financial statements, including footnotes, appearing elsewhere in this report on Form 8k for the nine month periods ending September 30, 2006 and September 30, 2005.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMER 30, 2006 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005

Revenues

         For the nine months ended September 30, 2006, our total net sales were $50,613 as compared to total net sales of $0 for the nine months ended September 30, 2005, an increase of $50,613.

         The Chinese central government issued new rules related to the Pharmaceutical industry. The State Drug Administration (SDA) was established in 1998 to supervise the pharmaceutical industry in China. SDA stipulated that all pharmaceutical manufacturers must meet GMP standards and obtain GMP certification before June 30, 2004. This deadline was extended to December 31, 2005.

         In an effort to satisfy the new regulations, the Company diverted significantly all resources to construct a new facility in accordance with the new GMP standards. The Company completed construction of a new GMP facility in October, 2004. Prior to completion of the new facility and official GMP Certification was granted, business operations were halted from October 2004 through January, 2005.

         Furthermore due to the disruption of business operations and activities, the Company had limited cash reserves at February, 2005. As a result the company had difficulty resuming operations after passing GMP standards. Yunnan Pharmaceutical secured $2,935,716 of investment capital in September, 2005.

         The increase in sales reflects the Company's effort to resume normal business operations and activities in 2006.

Cost of Sales and Gross Profit

         For the nine months ended September 30, 2006, cost of sales amounted to $101,492 or approximately 201% of net sales. There was no comparable expense in 2005 as the Company had $0 revenues. The Company recently adopted a new marketing strategy which involves a repackaging of its products. In an effort to clear out old inventory to make room for the new repackaged product line, the company sold all remaining inventory at reduced rates, which in turn led to a higher cost of sales. Furthermore, the Company has just commenced utilization of its new GMP facility. The production costs are higher due to low production volume.

Operating Expenses

         Total operating expenses were $318,704 for the nine months ended September 30, 2006 as compared to operating expenses of $101,432 for the nine months ended September 30, 2005, an increase of $217,242, or approximately 214%. Included in this increase were:

|X| For the nine months ended September 30, 2006, selling expenses amounted to $78,604 compared to $4,770 for the nine months ended September 30, 2005 an increase of $73,834 or approximately 1,548%. For the nine months ended September 30, 2006 selling expenses were approximately 155% of our net sales. As mentioned herein, the Company halted operations in 2005 and 2004 to focus its efforts on the construction of a new manufacturing facility in accordance with GMP standards. The company is now slowly making a recovery from the disruption of its business operations in 2005 and 2004. We incurred advertising fees of $42,516 and $3,530 for the nine months ended September 30, 2006 and September 30, 2005, respectively, an increase of $38,986, or 1,104%. We also incurred travel expense of $4,115 and $0 for the nine months ended September 30, 2006 and September 30, 2005 respectively. The increases in advertising fees and travel expenses were directly associated with the Company's effort to re introduce its products to the market.



|X| For the nine months ended September 30, 2006 we incurred general and administrative fees of $240,100 as compared to $96,662 for the nine months ended September 30, 2005, an increase of 143,438, or 148%. We incurred consulting fees of $74,829 for the nine months ended September 30, 2006 as compared to $0 for the nine months ended September 30, 2005, an increase of $74,829. We incurred Salaries and wage expenses of $22,191 for the nine months ended September 30, 2006 as compared to $0 for the nine months ended September 30, 2005, an increase of $22,191. Also, we incurred meals and entertainment expenses of $18,850 for the nine months ended September 30, 2006 as compared to $2,544 for the nine months ended September 30, 2005, an increase of $16,306. The increase in general and administrative fees reflects the company's effort to resume its business operations and to market its products in the competitive natural health-care industry.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 2006, we had negative working capital of $3,626,913 and cash and equivalents of $25,529.

         At September 30, 2006 we had prepaid expenses and other of $206,844 as compared to $79,542, at December 31, 2005, an increase of $127,302 or approximately 160%. As reported in prepaid expenses and other, advances to vendors for the period ending September 30, 2006 was $191,238 as compared to was $78,780 for the year ended December 31, 2005 an increase of $112,458. We advanced funds to suppliers in the region as a down payment to ensure ample supply of raw materials for the production of our products. For the nine months ended September 30, 2006, demand for raw materials has increased for production purposes; therefore the Company increased the advances to vendors to secure its supply.

         Our inventories, net of reserve for obsolete inventory, decreased $8,744 during the nine months ended September 30, 2006 from $69,344 at December 31, 2005 to $60,600 at September 30, 2006. As production volume is still low, the Company believes the inventory will be maintained at this level for the next quarter as well.

Net cash used in operating activities decreased to $284,653 for the nine months ended September 30, 2006 as compared to $439,075 for the nine months ended September 30, 2005. This change is primarily attributable to:

       * an increase of $228,836 in our net loss,

       * an increase of $28,472 in accounts receivable reflects the Company's marketing and promotion effort to increase sales. In order to motivate distributors, favorable accounts receivable terms have been afforded as an incentive,

       * an increase of $66,853 in prepaid and other current assets, as a result of advances made to suppliers and consultants in preparation of our business marketing and development. We made advances to consultants and professional resources for the marketing of our newly repackaged cosmetic products. These expenses to various professional resources for the marketing of our products is a continual practice, we expect to witness these expenses in the foreseeable future,

       * a decrease of $86,561 in accounts payable as a result of repayment of balances which were made prior the Company resuming business operation in order to repair their credit terms to suppliers and vendors,

       * an increase of $455,264 in accrued expense is a result of the repayment of balances due from our cash provided by investing activities,

       * an increase of $69,289 in advances from customers is a result of increased customer demand.

Net cash provided by investing activities were $196,192 for the nine months ended September 30, 2006 as compared to $499,769 for the nine months ended September 30, 2005. This change is primarily the result of a decrease of $248,205 in due to related parties. As the company resumed business operation the Company's need to borrow decreased.

We currently have no material commitments for capital expenditures.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

Revenues

         For the year ended December 31, 2005 our total net sales were $1,947, as compared to total net sales of $246,569 for the year ended December 31, 2004, a decrease of $244,622 or approximately 99.2%.

         The Chinese central government issued new rules related to the Pharmaceutical industry. The State Drug Administration (SDA) was established in 1998 to supervise the pharmaceutical industry in China. SDA stipulated that all pharmaceutical manufacturers must meet GMP standards and obtain GMP certification before June 30, 2004. This deadline was extended to December 31, 2005.

         In an effort to satisfy the new regulations, the Company diverted significantly all resources to construct a new facility in accordance with the new GMP standards. The Company completed construction of a new GMP facility in October, 2004. Prior to completion of the new facility and official GMP Certification was granted, business operations were halted from October 2004 through January, 2005.

         Furthermore due to the disruption of business operations and activities, the Company had limited cash reserves at February, 2005. As a result the company had difficulty resuming operations after passing GMP standards. Yunnan Pharmaceutical secured $2,935,716 of investment capital in September, 2005.

Cost of Sales and Gross Profit

         For the year ended December 31, 2005, cost of sales amounted to $688 or approximately 35% of net sales as compared to cost of sales of $140,421 or approximately 57% of net sales for the year ended December 31, 2004. As mentioned earlier, production was halted from October, 2004 to December, 2005. As a result sales were generated through continuing orders from 2004 and filled with finished goods inventory. The company decrease in cost of goods sold as a percentage is directly attributable to the fact that the relative size of the revenue generated was extremely low, and the customer paid a premium for the products, due to not meeting company criteria for discounted pricing.

Operating Expenses

     Total operating expenses were $197,681 for the year ended December 31, 2005 as compared to total operating expenses of $3,277,033 for the year ended December 31, 2004, a decrease of $3,078,352. Included in this decrease were

|X| For the year ended December 31, 2005, selling expenses amounted to $13,742 compared to $30,770 for the year ended December 31, 2004, a decrease of $17,028 or approximately 55%. For the year ended December 31, 2005 selling expenses were approximately 700% of our net sales, as compared to approximately 12% for the year ended December 31, 2004. Shipping expenses amounted to $173 and $4,476 for the year ended December 31, 2005 and December 31, 2004 respectively, a decrease of $4,303. Decrease in shipping expense reflects the decrease in sales. Advertising expense amounted to $8,712 and $16,189 for the year ended December 31, 2005 and December 31, 2004 respectively, a decrease of $7,477. Also, travel expense amounted to $1,299 and $5,422 for the year ended December 31, 2005 and December 31, 2004 respectively, a decrease of $4,123. Decreased advertising expense and travel expense reflected the disruption of normal business operations and activities in the year of 2005 as little promotion and marketing efforts were made.


|X| For the year ended December 31, 2005 the Company incurred general and administrative fees of $183,939 as compared to $3,246,263 for the year ended December 31, 2004, a decrease of $3,062,324. Bad debt expenses were $34,509 for the year ended December, 31, 2005 as compared to $3,115,713 for the year ended December 31, 2004, a decrease of $3,081,204 Due to the disruption of normal business activities and operations in 2004 and 2005, no collection efforts were made to collect accounts receivables. All accounts receivable amounts in 2005 have aged for a period greater than one year. Management has determined that under current conditions, collection of these accounts receivable amounts which have aged for a period greater than one year is unlikely. Therefore, a year end adjustment to allowance for doubtful accounts and bad debt expense for all accounts receivable accounts which have been aged for a period of greater than one year. The Company incurred amortization expense - intangible assets of $34,794 for the year ended December 31, 2005 as compared to $3,044 for the year ended December 31, 2004, an increase of $31,750. Increases in amortization expense of intangible assets reflect the amortization of new land use rights obtained for our newly constructed GMP facility in December 2004

Write-down of inventory and other assets

          For the year ended December 31, 2004 write-down of inventory and other assets amounted to $2,250,646 as compared to $56,981 for the year ended December 31, 2005, a decrease of $2,193,665. This increase is primarily attributable to:

|X| An increase in accruals for obsolete inventory of $2,005,894. Due to the disruption of business operations and activities for building GMP facility and passing GMP standards, the Company had difficulty resuming operations and had limited production and sales. Management determined raw materials and finished goods in inventory are to be written off as the average inventory expires in approximately two years.

Off Balance Sheet Arrangements

         Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

|X|  Any obligation under certain guarantee contracts;

|X| Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

|X| Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder's equity in our statement of financial position; and

|X| Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

         As of the date of this report, we do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

ITEM 3.CONTROLS AND PROCEDURES

         Our Chief Executive Officer and Chief Financial Officer (collectively, the "Certifying Officers") are responsible for establishing and maintaining disclosure controls and procedures for us. Based upon such officers' evaluation of these controls and procedures as of a date as of the end of the period covered by this 8K Report, and subject to the limitations noted hereinafter, the Certifying Officers have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in this report is accumulated and communicated to management, including our principal executive officers as appropriate, to allow timely decisions regarding required disclosure.

         There was no change in the Company's internal control over financial reporting identified in connection with our evaluation that occurred during its last fiscal quarter that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

         Our management, including each of the Certifying Officers, does not expect that our disclosure controls or our internal controls will prevent all error and fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control. The design of any systems of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of these inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.